Exhibit 99.1

238 Richland Avenue NW Post Office Box 810 (29802) Aiken, South Carolina 29801

January 2, 2020

Dear Debenture Holder(s):

Thank you for your support of Security Federal Corporation. We are exercising our option to call all of our 8% Convertible Senior Debentures due 2029 (the “Debentures”) on March 2, 2020, (the “Redemption Date”). We will pay you the entire principal amount of your Debentures, plus the accrued and unpaid interest from December 1, 2019, through, but excluding, the Redemption Date, or approximately $20.22 of interest on each $1,000 of principal amount of Debentures you own.

I would also like to remind you that you still have the opportunity to convert your Debentures at any time prior to February 28, 2020, into our common stock, at a conversion rate of 50 shares of common stock for each $1,000 principal amount of Debentures (equivalent to a conversion price of $ 20.00 per share).  Please note a few important matters about the conversion to common stock.  If you wish to convert your Debentures, Wilmington Trust Company (the “Trustee”) must receive your Debenture certificate(s) with the conversion form on the back of the certificate(s) completely filled out and signed before a Medallion Signature Guarantor.  Security Federal as well as other financial institutions can provide this service.  The completed certificates must be received by the Trustee on or before February 28, 2020, or the conversion option will expire.  To receive a partial conversion (receive some stock and a check for the cash portion) fill in the dollar amount of Debentures you wish to convert to common stock on the back of the Debenture and follow the instruction stated above.   Our stock trades under the symbol SFDL.

If you do not wish to convert your Debentures to common stock but wish to redeem the Debentures, you simply need to return the Debenture certificate(s) to the Trustee.  The Trustee will then send you the principal and interest due in the manner you have been receiving your interest payments.  Please note that interest will stop accruing on March 2, 2020, and you will not receive principal or interest until the Trustee receives the Debenture Certificate.

Whether you choose to exercise the conversion or redeem the Debentures, we recommend you return the Debenture certificate using properly insured registered mail with return receipt requested.  If your certificates are held by a broker, we highly suggest you contact them today to start the process.

Should you have any questions please contact Roy Lindburg, Beverly Nettles or Jessica Cummins at (803) 641-3000. Thanks again for your support of Security Federal Corporation.

Sincerely yours,

/s/J. Chris Verenes

J. Chris Verenes
Chief Executive Officer

www.securityfederalbank.com
Main 803.641.3000    Toll Free 866.851.3000

NOTICE OF FULL REDEMPTION TO THE HOLDERS OF THE

8.0% Convertible Senior Debentures due 2029
of Security Federal Corporation
(CUSIP No. 813903101)*

Redemption Date: March 2, 2020

NOTICE IS HEREBY GIVEN, pursuant to Section 1105 of the Indenture dated as of December 1, 2009 (the “Indenture”), between Security Federal Corporation, a South Carolina corporation (the “Company”), and Wilmington Trust Company (the “Trustee), that the Company is electing to exercise its option to redeem, in full, the 8.0% Convertible Senior Debentures due 2029 (the “Debentures”). The Company will redeem all of the issued and outstanding Debentures ($6,044,000 in aggregate principal amount) on March 2, 2020 (the “Redemption Date”). The redemption price for the Debentures equals 100% of the principal amount of the Debentures, plus the accrued and unpaid interest thereon from December 1, 2019, through, but excluding, the Redemption Date (the “Redemption Payment”). The aggregate accrued interest on the Debentures payable on the Redemption Date will be approximately $122,223.11 (or approximately $20.22 on each $1,000 principal amount of the Debentures).

On the Redemption Date, the Redemption Payment will become due and payable to the Holders of the Debentures. Interest on the Debentures being redeemed will cease to accrue on and after the Redemption Date. Unless the Company defaults in paying the Redemption Payment with respect to such Debentures, the only remaining right of the Holders with respect to such Debentures will be to receive payment of the Redemption Payment upon presentation and surrender of such Debentures to the Trustee in its capacity as Paying Agent at the address provided below.

Holders have a right to convert the Debentures called for redemption into shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), together with cash, if applicable, in lieu of delivering any fractional shares of Common Stock. Such conversion right will expire on February 28, 2020, the close of business on the Business Day immediately preceding the Redemption Date (unless the Company defaults in the payment of the Redemption Payment) (the "Conversion Deadline"). In accordance with Section 1302 of the Indenture, as promptly as practicable on or after the conversion date, the Company has the responsibility to  issue and shall deliver certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 1303 of the Indenture.

Debentures with respect to which the conversion right is validly exercised in accordance with the terms of the Debentures and the Indenture prior to the Conversion Deadline will not be redeemed on the Redemption Date. The Conversion Price as calculated by the Company on the date of this Notice through the Conversion Deadline is equal to $20.00 for each share of Common Stock, which is equivalent to 50 shares of Common Stock per $1,000 principal amount of Debentures.

To collect the Redemption Payment, the Debentures must be surrendered to the Paying Agent, at the address listed below. Delivery will be deemed made only when your Debentures are actually received by the Trustee, as Paying Agent so, it is suggested that the holder obtain a  receipt with a signature requested upon delivery. Any conversions on or prior to February 28, 2020 must be made by completing, manually signing and delivering an irrevocable notice to the Conversion Agent as set forth in the form of Notice of Conversion. The address of the Paying Agent and Conversion Agent are as follows:

Paying Agent	Conversion Agent
Wilmington Trust Company 1100 North Market Street, 5th Floor Wilmington, DE 19890 Attention: Corporate Capital Markets- Workflow Mgmt	Wilmington Trust Company 1100 North Market Street, 5th Floor Wilmington, DE 19890 Attention: Corporate Capital Markets- Workflow Mgmt

Questions relating to this notice of redemption should be directed to Roy Lindburg, Beverly Nettles  or Jessica Cummins at (803) 641-3000.

EACH HOLDER OF DEBENTURES IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF REDEMPTION TO SUCH HOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

NOTICE: The Trustee (acting as the Paying Agent) may deduct and withhold, as required by U.S federal tax law, amounts from any Redemption Payment that is made upon redemption of a Debenture. When presenting the Debentures, you must deliver a properly completed IRS Form W-9 or W-8BEN, as applicable.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Indenture.

SECURITY FEDERAL CORPORATION
Date: January 2, 2020

* The CUSIP number has been assigned to this issue by organizations not affiliated with the Company or the Trustee and is included solely for the convenience of the noteholders. Neither the Company nor the Trustee shall be responsible for the selection or use of this CUSIP number, nor is any representation made as to the correctness or accuracy of the same on the Debentures or as indicated in this Notice of Redemption.

Neither the Trustee as such, or as Conversion Agent shall at any time be under any duty or responsibility to any Holder of any Debenture to determine whether any facts exist which may require any adjudgment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein provided to be employed, in making the same, it being understood and agreed that the Company shall be solely responsible for the calculation of the Conversion Price at all times. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto.  Neither the Trustee, as such or as Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion, or, except as expressly herein provided, to comply with any of the covenants of the Company contained in Article Ten or Article Thirteen of the Indenture.